ACURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event: February 22, 2018

(Date of earliest event reported)

GREEN ENDEAVORS, INC.

(Exact name of registrant as specified in its charter)

Utah

(State or other jurisdiction of incorporation or organization)

000-54018	27-3270121
(Commission File Number)	(IRS Employer Identification Number)

59 West 100 South, Suite 200, Salt Lake City, Utah 84101

(Address of principal executive offices)

(801) 575-8073

(Registrant’s telephone number, including area code)

ITEM 8.01	OTHER EVENTS

Default Upon Secured Debt

Green Endeavors, Inc. Landis Salons, Inc., Landis Salons II, Inc. and Landis Experience Center, LLC have received a Notice of Default from LCF Salons, LLC placing them on notice that they have failed to make a $10,000 payment due under the terms of the December 31, 2017 promissory note they executed in favor of LCF Salons. The note is secured through the security interest that LCF acquired from TCA Global Credit Master Fund, L.P. and extends to all of the assets of each of the named corporations, the Company and its three wholly owned subsidiaries. As a result of the default the entire balance of the note, approximately $285,215 in now due.

The Companies subsidiaries are not current with payments with regard to obligations and lines of credit owed to Kabbage in the amount of $82,382, American Express Merchant accounts in the amount of $268,902 and Bank of America in the amount of $8,167 the amounts listed are as of February 26, 2018.

ITEM 9.01	Financial Statements and Exhibits

The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description

20	4	Notice of Default

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 27th day of February, 2018.

Green Endeavors, Inc.

/s/ Richard Surber
Richard Surber, CEO & President

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